Exhibit 99.1
Live Ventures Announces Acquisition of Data Center Product Manufacturer Central Steel Fabricators

LAS VEGAS, May 17, 2024 – Live Ventures Incorporated (Nasdaq: LIVE), a diversified holding company (“Live Ventures” or “Company”), announced today that it has acquired Central Steel Fabricators, LLC (“CSF”), a Chicago-based manufacturer of specialized fabricated metal products primarily for data centers and the communications industry.
CSF, a highly respected manufacturer since 1969, offers over 2,300 unique SKUs to more than 500 customers. Its extensive product line, primarily for data centers, includes cable racks, auxiliary framing, hardware, insulation products, network bays, and more, which has consistent demand. CSF has maintained excellent, long-standing relationships with high-profile customers in the data and telecommunications industries. Typical customers are contractors or engineering firms tasked with data center installations for major communications companies.
“The acquisition of CSF aligns perfectly with our existing steel manufacturing operations and our long-term strategy. As major corporations continue to invest heavily in AI and data centers, we believe CSF will be a big beneficiary of such demand,” said Jon Isaac, President and CEO of Live Ventures.
“We are a highly valued manufacturer specializing in meeting the infrastructure needs of the communications industry. We are driven by a devoted team dedicated to delivering excellence in every product we produce. Serving Engineer Furnish & Install (EF&I) contractors nationwide, we take pride in offering customer service that sets us apart from our competitors. We look forward to becoming part of the Live Ventures team,” said Mike Murzanski, CSF’s President. “CSF is strategically positioned to capitalize on the ongoing growth in the communications infrastructure sector. As companies continue to invest in expanding their networks, our expertise and capabilities uniquely position us to meet their evolving needs. By joining Live Ventures, we gain access to growth capital that will provide further expansion and development opportunities.”
“We are excited to add CSF to our Steel Manufacturing segment. CSF’s highly valued product offering and excellent customer service make it a strong addition to our business. We are confident its expertise and dedication will complement our existing capabilities and contribute significantly to our collective success,” said Thomas R. Sedlak, CEO of Precision Marshall, a Live Ventures company.
For more information about CSF, please visit their website at www.centralsteelfab.com.
Artemis Securities Clearing, LLC acted as CSF's financial adviser.
Live Ventures Incorporated
Live Ventures is a diversified holding company with a strategic focus on value-oriented acquisitions of domestic middle-market companies. Live Ventures’ acquisition strategy is sector agnostic and focuses on well-run, closely held businesses with a demonstrated track record of earnings growth and cash flow generation. The Company looks for opportunities to partner with management teams of its acquired businesses to build increased stockholder value through a disciplined buy-build-hold long-term focused strategy. Live Ventures was founded in 1968. In late 2011 Jon Isaac, CEO and strategic investor, joined the Board of Directors and later refocused it into a diversified holding company. The Company’s current portfolio of diversified operating subsidiaries includes companies in the textile, flooring, tools, steel, and entertainment industries.

Forward-Looking and Cautionary Statements
The use of the word “Company” refers to Live Ventures and its wholly owned subsidiaries. Certain statements in this press release contain or may suggest “forward-looking” information within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. Words such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar statements are intended to identify forward-looking statements. Live Ventures may also make forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023. Additionally, new risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. Live Ventures undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
Contact:
Live Ventures Incorporated
Greg Powell, Director of Investor Relations
725.500.5597
gpowell@liveventures.com
www.liveventures.com
Source: Live Ventures Incorporated
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